Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 423 to File No. 333-151713; Amendment No. 426 to File No. 811-22209) of Global X Funds of our reports dated December 30, 2015, with respect to the Global X Silver Miners ETF, Global X Gold Explorers ETF, Global X Copper Miners ETF, Global X Uranium ETF, Global X Lithium ETF, Global X Fertilizers/Potash ETF, Global X China Consumer ETF, Global X China Energy ETF, Global X China Financials ETF, Global X China Industrials ETF, Global X China Materials ETF, Global X NASDAQ China Technology ETF, Global X Southeast Asia ETF, Global X FTSE Andean 40 ETF, Global X MSCI Colombia ETF, Global X Brazil Mid Cap ETF, Global X Brazil Consumer ETF, Global X MSCI Argentina ETF, Global X MSCI Greece ETF (formerly, Global X FTSE Greece 20 ETF), Global X MSCI Norway ETF, Global X FTSE Nordic Region ETF, Global X MSCI Nigeria ETF, Global X Next Emerging & Frontier ETF, Global X MSCI Portugal ETF (formerly,Global X FTSE Portugal 20 ETF), Global X MSCI Pakistan ETF, Global X SuperDividend® ETF, Global X SuperDividend® U.S. ETF, Global X MSCI SuperDividend® Emerging Markets ETF (formerly, Global X SuperDividend® Emerging Markets ETF), Global X SuperDividend® REIT ETF, Global X SuperIncome™ Preferred ETF, Global X Social Media Index ETF, Global X | JPMorgan Efficiente Index ETF, Global X | JPMorgan US Sector Rotator Index ETF, Global X Permanent ETF, Global X Guru™ Index ETF, Global X Guru™ Activist Index ETF, Global X Guru™ International Index ETF, Global X Scientific Beta US ETF, Global X Scientific Beta Europe ETF, Global X Scientific Beta Japan ETF, Global X Scientific Beta Asia ex-Japan ETF, and Global X YieldCo Index ETF, included in the 2015 Annual Report to shareholders.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania February 21, 2017